UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 14, 2013, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within our Proxy Statement dated March 28, 2013.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

William Ackman	24,930,886	255,953	49,882	8,404,932
Adam Flatto	25,148,714	42,557	45,450	8,404,932
Jeffrey Furber	25,152,769	38,448	45,504	8,404,932
Gary Krow	25,164,552	26,849	45,320	8,404,932
Allen Model	25,151,779	39,389	45,553	8,404,932
R. Scot Sellers	25,155,677	35,601	45,443	8,404,932
Steven Shepsman	25,151,625	39,614	45,482	8,404,932
Burton M. Tansky	25,159,510	31,871	45,340	8,404,932
Mary Ann Tighe	25,165,519	27,277	43,925	8,404,932
David R. Weinreb	25,099,590	95,528	44,603	8,404,932

The stockholders approved the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes

An advisory (non-binding) vote to approve the compensation of the named executive officers (1)	24,689,578	489,046	58,097	8,404,932

(1)         In 2011, 63.08% of the votes cast in our stockholder advisory vote on the frequency of advisory votes on executive compensation (the “Say-on-Frequency Proposal”) voted that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on the Say-on-Frequency Proposal and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for a frequency of three years.

Proposal	For	Against	Abstentions

A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013	33,573,762	21,699	46,192

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:      May 17, 2013

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